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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                 _____________________________________________

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                                 June 13, 1996

                                FMC CORPORATION
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            (Exact name of registrant as specified in its charter)

          Delaware                        1-2376                 94-0479804
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

              200 East Randolph Drive, Chicago, Illinois    60601
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               (address of principal executive offices)   (Zip Code)

                                (312) 861-6000
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             (Registrant's telephone number, including area code)
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Item 5.  Other Events

On June 13, 1996 FMC Corporation issued the following release:

FMC LOWERS EXPECTATIONS FOR 1996 SECOND QUARTER

CHICAGO, June 13, 1996 -- FMC Corporation today announced that although it expects 1996 earnings to be at record levels and slightly above 1995 results, its second quarter will be significantly lower than the 1995 period. Lower results in the 1996 quarter are driven by market conditions and higher raw material costs in Performance and Industrial Chemicals, interest costs and other expenses associated with investment projects that are not yet onstream, and an extremely strong 1995 quarter, particularly in defense. The company currently estimates earnings between $1.40 and $1.60 per share in the 1996 quarter compared with $2.06 in the 1995 quarter.

According to FMC Chairman and Chief Executive Officer Robert N. Burt: "Although we are disappointed in our second quarter estimates, markets seem to be recovering, and our investment programs remain on track."

Safe Harbor Statement under the Private Securities Litigation Act of 1995:
Substantially all statements in this news release are forward-looking statements subject to various risks and uncertainties concerning the specific factors identified above and in the corporation's 1995 Form 10-K and other SEC filings. The information contained herein represents management's best judgment as of the date hereof based on information currently available. The corporation does not intend to update this information and disclaims any legal obligation to the contrary.
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PAGE 3

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FMC Corporation
                                       Registrant

Date: June 13, 1996                    By: /s/ Robert L. Day
                                           -----------------
                                       Name: Robert L. Day
                                       Title: Secretary